UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities
Redemption of AMC Common Membership Units
The Second Amended and Restated Certificate of Incorporation of National CineMedia, Inc. (“NCM Inc.” or the “Company”) and the Third Amended and Restated Limited Liability Company Operating Agreement, as amended, of National CineMedia, LLC (“NCM LLC”) provide a redemption right to the NCM LLC members to exchange common membership units of NCM LLC for shares of the Company’s common stock (the “Common Stock”) on a one-for-one basis, or at the Company’s option, a cash payment equal to the market price of one share of the Company’s Common Stock.
The Company received a Notice of Redemption from American Multi-Cinema, Inc. (“AMC”) for the redemption of 1,390,567 common membership units, which represents all of AMC’s common membership units, with a redemption date of March 23, 2021. Pursuant to the Notice of Redemption, on March 18, 2021, AMC surrendered certificates evidencing the common membership units to NCM LLC for cancellation and, immediately thereafter, the Company contributed an equal number of newly issued shares of its Common Stock to NCM LLC in exchange for the common units surrendered and redeemed by AMC. NCM LLC in turn transferred the shares of Common Stock to AMC. The shares of Common Stock were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering.
2020 Common Unit Adjustment
NCM, Inc., as sole manager of NCM LLC, provided written notices as of March 31, 2021 setting forth the determination of common membership units due to/from the members of NCM LLC as shown in the table below, in accordance with the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), AMC and Cinemark Media, Inc. (“Cinemark”). Regal, AMC and Cinemark are referred to collectively as the “Founding Members.” The common membership units are expected to be issued on April 14, 2021, the settlement date.
The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with new theater construction or acquisitions and dispositions or closures by each Founding Member. The adjustment of membership units pursuant to the Common Unit Adjustment Agreement is conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theaters, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance.
Following is a summary of the beneficial ownership of NCM LLC units that will result from this most recent common unit adjustment:

Founding Member Group	Number of Units Owned Prior to Adjustment	Number of Units Issued per 2020 Adjustment (as of Dec. 31, 2020)		Total Number of Units Owned Post Adjustment
AMC	—	—	(1)	—
Cinemark	40,850,068	2,311,482		43,161,550
Regal	42,290,694	736,100		43,026,794
NCM, Inc.	80,002,354	—		80,002,354
Total	163,143,116	3,047,582		166,190,698

(1) The 2020 Common Unit Adjustment calculated for AMC is negative 3,012,738 units, which will be satisfied by paying to NCM LLC an amount calculated pursuant to the Common Unit Adjustment Agreement.
Following the issuance of these common membership units pursuant to the Common Unit Adjustment Agreement for fiscal 2020, each Founding Member’s beneficial ownership interest in NCM LLC will change as follows:

Founding Member Group	Ownership Interest Prior to Adjustment	Ownership Interest Post Adjustment	Change
AMC	0.0%	0.0%	—
Cinemark	25.1%	26.0%	+0.9
Regal	25.9%	25.9%	—
NCM, Inc.	49.0%	48.1%	-0.9
Pursuant to NCM, Inc.’s Second Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, as amended, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its Common Stock on a one-for-one basis.  Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM, Inc.’s Common Stock.
Neither NCM, Inc. nor NCM LLC will receive any cash consideration in exchange for the issuance of the units. The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering. Appropriate legends will be affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc. and NCM LLC.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1
Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission)  (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 6, 2021	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer and Interim Principal Financial Officer